Exhibit (e)(24)

Schedule A

As of February 9, 2016

Fund	Share Classes	Original Effective Date	Initial Term End Date
Artisan Developing World Fund	Investor Shares Institutional Shares Advisor Shares	May 12, 2015	May 12, 2017
Artisan Emerging Markets Fund	Investor Shares Institutional Shares	March 12, 2014	June 30, 2015
Artisan Global Equity Fund	Investor Shares Institutional Shares	March 12, 2014 August 11, 2015	June 30, 2015 August 11, 2017
Artisan Global Opportunities Fund	Investor Shares Institutional Shares Advisor Shares	March 12, 2014	June 30, 2015
Artisan Global Small Cap Fund	Investor Shares	March 12, 2014	June 30, 2015
Artisan Global Value Fund	Investor Shares Institutional Shares Advisor Shares	March 12, 2014	June 30, 2015
Artisan High Income Fund	Investor Shares Advisor Shares	March 12, 2014	June 30, 2015
Artisan International Fund	Investor Shares Institutional Shares Advisor Shares	March 12, 2014	June 30, 2015
Artisan International Small Cap Fund	Investor Shares Institutional Shares	March 12, 2014 February 9, 2016	June 30, 2015 February 9, 2018
Artisan International Value Fund	Investor Shares Institutional Shares Advisor Shares	March 12, 2014	June 30, 2015
Artisan Mid Cap Fund	Investor Shares Institutional Shares Advisor Shares	March 12, 2014	June 30, 2015
Artisan Mid Cap Value Fund	Investor Shares Institutional Shares Advisor Shares	March 12, 2014	June 30, 2015
Artisan Small Cap Fund	Investor Shares Institutional Shares	March 12, 2014	June 30, 2015
Artisan Small Cap Value Fund	Investor Shares Institutional Shares	March 12, 2014	June 30, 2015
Artisan Value Fund	Investor Shares Institutional Shares Advisor Shares	March 12, 2014	June 30, 2015

Exhibit (e)(24)

IN WITNESS WHEREOF, ARTISAN PARTNERS DISTRIBUTORS LLC and ARTISAN PARTNERS FUNDS, INC. have each caused this Schedule A to be signed on its behalf by its duly authorized representative, all as of the day and year first above written.

ARTISAN PARTNERS DISTRIBUTORS LLC

By:	/s/ Gregory K. Ramirez

ARTISAN PARTNERS FUNDS, INC.

By:	/s/ Sarah A. Johnson

ACKNOWLEDGED:

ARTISAN PARTNERS LIMITED PARTNERSHIP

By:	/s/ Sarah A. Johnson

[Schedule A to Second Amended & Restated Distribution Agreement]